Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, a director or officer of Welltower Inc. (the “Company”), a Delaware corporation that contemplates filing a Registration Statement on Form S-8 (“Form S-8”) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act shares of the Company’s common stock, $1.00 par value per share, offered to eligible employees of the Company pursuant to the Company’s Employee Stock Purchase Plan, hereby constitutes and appoints Thomas J. DeRosa and John A. Goodey, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Form S-8 and any and all amendments and supplements, including post-effective amendments, to such Form S-8, and to file such Form S-8 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company’s common stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-8, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set forth below.

/s/ Jeffrey H. Donahue	/s/ Judith C. Pelham
Jeffrey H. Donahue, Chairman of the Board	Judith C. Pelham, Director
Date: February 28, 2018	Date: February 28, 2018

/s/ Kenneth J. Bacon	/s/ Sergio D. Rivera
Kenneth J. Bacon, Director	Sergio D. Rivera, Director
Date: February 28, 2018	Date: February 28, 2018

/s/ Geoffrey G. Meyers	/s/ R. Scott Trumbull
Geoffrey G. Meyers, Director	R. Scott Trumbull, Director
Date: February 28, 2018	Date: February 28, 2018

/s/ Timothy J. Naughton	/s/ Gary Whitelaw
Timothy J. Naughton, Director	Gary Whitelaw, Director
Date: February 28, 2018	Date: February 28, 2018

/s/ Sharon M. Oster	/s/ Thomas J. DeRosa
Sharon M. Oster, Director Date: February 28, 2018	Thomas J. DeRosa, Chief Executive Officer and Director (Principal Executive Officer)
Date: February 28, 2018

/s/ John A. Goodey
John A. Goodey, Executive Vice President – Chief Financial Officer (Principal Financial Officer) Date: February 28, 2018

/s/ Joshua T. Fieweger
Joshua T. Fieweger, Vice President – Controller (Principal Accounting Officer) Date: April 18, 2018